Exhibit 1.01

Conflict Minerals Report

Maxeon Solar Technologies, Ltd. has included this Conflict Minerals Report as an exhibit to its Form SD for 2022 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2023.

Unless the context indicates otherwise, the term “Maxeon” refers to Maxeon Solar Technologies, Ltd. and its consolidated subsidiaries, and “Service Provider” refers to the third party retained by Maxeon to assist with supplier outreach and data validation of the responses received from suppliers. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider on behalf of and/or in coordination with Maxeon. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

This Conflict Minerals Report can be found on the Maxeon website at: https://www.maxeon.com/financials-filings/sec-filings.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that Maxeon intends to take to mitigate the risk that its necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by Maxeon’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners (“SORs”) and other market participants responsibly source 3TG and (3) political, regulatory and economic developments, whether in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. Maxeon cautions readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Maxeon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Overview; Maxeon’s Products and Applicability of the Conflict Minerals Rule

Maxeon is one of the world’s leading global manufacturers and marketers of premium solar power technology. We have developed and maintained this leadership position through decades of technological innovation and investment, in addition to the development of sales and distribution channels across six continents. Maxeon’s products include solar cells and panels, which we manufacture. Many of the products that Maxeon manufactures contain 3TG necessary to the functionality or production of such products. However, 3TG content continues to represent a small portion of the materials content of Maxeon’s in-scope products.

For a further discussion of Maxeon’s products, see its Annual Report on Form 20-F for the fiscal year ended January 1, 2023. The information contained in the Form 20-F is not incorporated by reference into this Conflict Minerals Report or Maxeon’s Form SD for 2022 and should not be considered part of this Conflict Minerals Report or the Form SD.

Maxeon is multiple levels removed from the mining of minerals (3TG or otherwise). Maxeon does not make purchases of raw ore or refined 3TG minerals directly from SORs and makes no purchases in the Covered Countries. However, through the efforts described in this Conflict Minerals Report, Maxeon seeks to ensure its suppliers are sourcing responsibly.

Maxeon does not seek to embargo responsible sourcing of 3TG from the Covered Countries or other conflict-affected and high-risk regions and encourages its suppliers to continue to source 3TG responsibly from these regions.

Reasonable Country of Origin Inquiry

To complete the “reasonable country of origin inquiry” (the “RCOI”) required by the Conflict Minerals Rule, Maxeon and its Service Provider engaged with suppliers to collect information about the presence and source of 3TG used in components, parts supplied to Maxeon. For its RCOI, to the extent applicable, Maxeon utilized the same processes and procedures as for its due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below), which are discussed later in this Conflict Minerals Report. For 2022, Maxeon surveyed 35 suppliers as part of its RCOI.

The results of Maxeon’s RCOI are discussed under “Findings Concerning Smelters and Refiners and Country of Origin Information.”

Due Diligence Measures

Design Framework

Maxeon utilizes due diligence measures for 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”). The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Application of the framework constitutes a part of the program that Maxeon has put in place to help ensure that the 3TG contained in its products are responsibly sourced.

Diligence Program

In furtherance of Maxeon’s 3TG due diligence, it performed the due diligence measures discussed below for 2022.

Compliance Team

In support of its compliance efforts, Maxeon has a compliance team that is charged with overseeing, implementing and providing feedback on its 3TG compliance strategy. The team consists of staff from Maxeon’s operations groups, under executive leadership. The members of the team and selected other internal personnel are familiar with the Conflict Minerals Rule, the OECD Guidance, Maxeon’s compliance plan, and the procedures for reviewing and validating supplier responses to Maxeon’s inquiries. Maxeon also utilized the Service Provider and specialist outside counsel to assist with and/or to advise it on certain aspects of its compliance.

Conflict Minerals Policy; Training Resources; Grievance Mechanism

Maxeon maintains a Conflict Minerals Policy. Under the Conflict Minerals Policy, Maxeon suppliers are required to acknowledge Maxeon’s Supplier Sustainability Guidelines, which incorporates the Conflict Minerals Policy. Under the Conflict Minerals Policy, Maxeon reserves the right to request additional documentation from its suppliers regarding the source of any 3TG included in their products. In addition, Maxeon reserves the right to ask suppliers to maintain traceability data for a minimum of five years. The Conflict Minerals Policy indicates that Maxeon will evaluate its relationships with its suppliers on an ongoing basis to ensure continued compliance with the Conflict Minerals Policy.

The Conflict Minerals Policy is communicated internally to Maxeon’s supply chain employees and to suppliers. In addition, the Conflict Minerals Policy is posted on Maxeon’s website at https://corp.maxeon.com/static-files/7189df75-ef32-4397-bda9-06e6a11d50fe.

In an effort to increase supplier awareness about Conflict Minerals and related regulatory requirements, to provide answers to frequently asked questions concerning 3TG mineral tracing, and ultimately to improve the accuracy and completeness of supplier responses, suppliers that were part of Maxeon’s outreach received access to the Service Provider’s online resources.

Maxeon has a grievance mechanism for reporting violations of its Conflict Minerals Policy. The grievance mechanism is available through the Conflict Minerals Policy. Violations may be reported by contacting Maxeon’s Compliance and Ethics Helpline at https://maxeon.ethicspoint.com.

Data Collection; Records Storage and Retention

For 2022, Maxeon carried out due diligence on relevant components and parts in the products it manufactured. Maxeon’s outreach included 35 suppliers (the “Suppliers”) that provided components or parts determined by Maxeon to contain or potentially contain necessary 3TG, and which were incorporated into products manufactured by Maxeon.

Maxeon sent the Suppliers a request to submit a Conflict Minerals Reporting Template, which is the widely-used data collection form developed by the Responsible Minerals Initiative (the “RMI” and the “CMRT”), to gather information on the use of 3TG by the Suppliers, the source of the 3TG and the Suppliers’ related compliance procedures. Maxeon gave the Suppliers the ability to provide information at a level at which they could most readily assemble the information (i.e., company, product, or user-defined), but required the Suppliers to declare the level of information provided. Following the initial introductions to the program and information request, reminder emails were sent to each non-responsive Supplier requesting survey completion. This outreach was managed by the Service Provider on Maxeon’s behalf. Additional outreach also was conducted by Maxeon’s staff on an as-needed basis to further emphasize the importance of suppliers completing the CMRT.

The Service Provider reviewed CMRT responses received from the Suppliers for plausibility, consistency and gaps. If any “quality control” flags were raised, Suppliers were contacted to clarify the concern. If the SOR was not identified as Conformant (as later defined) or the equivalent by the RMI, the London Bullion Market Association (the “LBMA”) or the Responsible Jewellery Council (the “RJC”), the Service Provider attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and due diligence procedures. In addition, for SORs that are not Conformant, the Service Provider searched public information to attempt to determine the SOR’s sourcing practices.

Maxeon has an electronic file for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. Maxeon stores all supplier CMRTs and documents evidence of identified supplier 3TG sourcing risk. As contemplated by the OECD Guidance, Maxeon will maintain these records for at least five years. The Service Provider also is requested to maintain records in its possession for at least five years.

3TG Risk Management

Maxeon obtained information on 3TG sourcing risk from a variety of sources, including the Service Provider. Maxeon further used the CMRT responses to identify 3TG sourcing risk. Given Maxeon’s position in the 3TG supply chain, it believes that this is the most efficient means for identifying 3TG sourcing risk.

Supply chain managers within Maxeon worked with the compliance team to identify 3TG sourcing concerns and determine risk mitigation efforts. The compliance team reported aggregated risk findings to and the contents of this Conflict Minerals Report are shared with Maxeon’s executive management.

Maxeon determines on a case-by-case basis the appropriate risk mitigation strategy for any identified risks. Potential outcomes under Maxeon’s risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier. Under Maxeon’s risk management framework, to the extent that risks require mitigation, Maxeon monitors and tracks the performance of the risk mitigation efforts and reports these efforts to appropriate senior oversight personnel.

Utilization of Independent Third-Party Audits

To the extent that SORs are identified, Maxeon primarily utilizes information made available by the RMI concerning independent third-party audits and Conformant status. Maxeon also relies on audits performed by the LBMA and the RJC.

Report on Supply Chain Due Diligence

Maxeon files a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and makes these filings available on its investor relations website.

Findings Concerning Smelters and Refiners and Country of Origin Information

For 2022, Maxeon surveyed 35 Suppliers as part of its due diligence around 3TG and received CMRTs from 77% of those Suppliers in response to its outreach. The CMRT declarations received identified 326 SORs that processed or may have processed 3TG contained in Maxeon’s in-scope products. Many Suppliers provided company-level declarations. Therefore, the list of processing facilities disclosed below may over-represent the number of 3TG processing facilities in Maxeon’s supply chain.

In brief, as indicated in the table below:

•326 SORs were identified by the Suppliers.
•213 SORs, or approximately 65%, were listed as Conformant (as defined below).
•3 SORs, or approximately 1%, were listed as Active.
•110 SORs, or approximately 34%, were listed on the CMRT Smelter Look-up list tab only.

In connection with Maxeon’s RCOI or due diligence, as applicable, the Suppliers identified to Maxeon the facilities listed below as potentially having processed the necessary 3TG contained in Maxeon’s in-scope products in 2022 (table information is as of May 5, 2023; see the notes following the table for additional information concerning the information presented in the table).

Metal	Smelter Name	Country Name	Status
Gold	Advanced Chemical Company	United States	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Conformant
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Geib Refining Corporation	United States	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Korea, Republic of	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant

Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea, Republic of	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	Active
Gold	8853 S.p.A.	Italy	Smelter Look-up List Tab Only
Gold	ABC Refinery Pty Ltd.	Australia	Smelter Look-up List Tab Only
Gold	African Gold Refinery	Uganda	Smelter Look-up List Tab Only
Gold	Albino Mountinho Lda.	Portugal	Smelter Look-up List Tab Only
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Smelter Look-up List Tab Only
Gold	AU Traders and Refiners	South Africa	Smelter Look-up List Tab Only
Gold	Caridad	Mexico	Smelter Look-up List Tab Only
Gold	Cendres + Metaux S.A.	Switzerland	Smelter Look-up List Tab Only
Gold	CGR Metalloys Pvt Ltd.	India	Smelter Look-up List Tab Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Smelter Look-up List Tab Only
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Smelter Look-up List Tab Only

Gold	Dongwu Gold Group	China	Smelter Look-up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Smelter Look-up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Smelter Look-up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Smelter Look-up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Smelter Look-up List Tab Only
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Smelter Look-up List Tab Only
Gold	Fujairah Gold FZC	United Arab Emirates	Smelter Look-up List Tab Only
Gold	Gold Coast Refinery	Ghana	Smelter Look-up List Tab Only
Gold	Guangdong Jinding Gold Limited	China	Smelter Look-up List Tab Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Smelter Look-up List Tab Only
Gold	Industrial Refining Company	Belgium	Smelter Look-up List Tab Only
Gold	International Precious Metal Refiners	United Arab Emirates	Smelter Look-up List Tab Only
Gold	JALAN & Company	India	Smelter Look-up List Tab Only
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Smelter Look-up List Tab Only
Gold	JSC Uralelectromed	Russian Federation	Smelter Look-up List Tab Only
Gold	K.A. Rasmussen	Norway	Smelter Look-up List Tab Only
Gold	Kaloti Precious Metals	United Arab Emirates	Smelter Look-up List Tab Only
Gold	Kazakhmys Smelting LLC	Kazakhstan	Smelter Look-up List Tab Only
Gold	Kundan Care Products Ltd.	India	Smelter Look-up List Tab Only
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Smelter Look-up List Tab Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Smelter Look-up List Tab Only
Gold	L'azurde Company For Jewelry	Saudi Arabia	Smelter Look-up List Tab Only
Gold	Lingbao Gold Co., Ltd.	China	Smelter Look-up List Tab Only

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Marsam Metals	Brazil	Smelter Look-up List Tab Only
Gold	MD Overseas	India	Smelter Look-up List Tab Only
Gold	Metallix Refining Inc.	United States	Smelter Look-up List Tab Only
Gold	Modeltech Sdn Bhd	Malaysia	Smelter Look-up List Tab Only
Gold	Morris and Watson	New Zealand	Smelter Look-up List Tab Only
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Smelter Look-up List Tab Only
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Smelter Look-up List Tab Only
Gold	OJSC Novosibirsk Refinery	Russian Federation	Smelter Look-up List Tab Only
Gold	Pease & Curren	United States	Smelter Look-up List Tab Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Smelter Look-up List Tab Only
Gold	QG Refining, LLC	United States	Smelter Look-up List Tab Only
Gold	Refinery of Seemine Gold Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Sabin Metal Corp.	United States	Smelter Look-up List Tab Only
Gold	Safimet S.p.A	Italy	Smelter Look-up List Tab Only
Gold	Sai Refinery	India	Smelter Look-up List Tab Only
Gold	Samduck Precious Metals	Korea, Republic of	Smelter Look-up List Tab Only
Gold	SAMWON METALS Corp.	Korea, Republic of	Smelter Look-up List Tab Only
Gold	Sellem Industries Ltd.	Mauritania	Smelter Look-up List Tab Only
Gold	Shandong Humon Smelting Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Shirpur Gold Refinery Ltd.	India	Smelter Look-up List Tab Only
Gold	Singway Technology Co., Ltd.	Taiwan	Smelter Look-up List Tab Only

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Smelter Look-up List Tab Only
Gold	Sovereign Metals	India	Smelter Look-up List Tab Only
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Smelter Look-up List Tab Only
Gold	Sudan Gold Refinery	Sudan	Smelter Look-up List Tab Only
Gold	Super Dragon Technology Co., Ltd.	Taiwan	Smelter Look-up List Tab Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Smelter Look-up List Tab Only
Gold	Umicore Precious Metals Thailand	Thailand	Smelter Look-up List Tab Only
Gold	Yunnan Copper Industry Co., Ltd.	China	Smelter Look-up List Tab Only
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	5D Production OU	Estonia	Smelter Look-up List Tab Only
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Smelter Look-up List Tab Only
Tin	Alpha	United States	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant

Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	PT Timah Nusantara	Indonesia	Active
Tin	Super Ligas	Brazil	Active
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Smelter Look-up List Tab Only
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Smelter Look-up List Tab Only
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Smelter Look-up List Tab Only
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Smelter Look-up List Tab Only
Tin	Melt Metais e Ligas S.A.	Brazil	Smelter Look-up List Tab Only
Tin	Modeltech Sdn Bhd	Malaysia	Smelter Look-up List Tab Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-up List Tab Only
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	Smelter Look-up List Tab Only
Tin	Pongpipat Company Limited	Myanmar	Smelter Look-up List Tab Only
Tin	Precious Minerals and Smelting Limited	India	Smelter Look-up List Tab Only
Tin	PT Bangka Tin Industry	Indonesia	Smelter Look-up List Tab Only
Tin	PT Panca Mega Persada	Indonesia	Smelter Look-up List Tab Only
Tin	PT Tinindo Inter Nusa	Indonesia	Smelter Look-up List Tab Only
Tin	PT Tirus Putra Mandiri	Indonesia	Smelter Look-up List Tab Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Smelter Look-up List Tab Only
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Smelter Look-up List Tab Only

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	ACL Metais Eireli	Brazil	Smelter Look-up List Tab Only
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Smelter Look-up List Tab Only
Tungsten	Artek LLC	Russian Federation	Smelter Look-up List Tab Only
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	Smelter Look-up List Tab Only
Tungsten	Hydrometallurg, JSC	Russian Federation	Smelter Look-up List Tab Only

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Smelter Look-up List Tab Only
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Smelter Look-up List Tab Only
Tungsten	LLC Vostok	Russian Federation	Smelter Look-up List Tab Only
Tungsten	Moliren Ltd.	Russian Federation	Smelter Look-up List Tab Only
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Smelter Look-up List Tab Only
Tungsten	OOO “Technolom” 1	Russian Federation	Smelter Look-up List Tab Only
Tungsten	OOO “Technolom” 2	Russian Federation	Smelter Look-up List Tab Only
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Smelter Look-up List Tab Only
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Smelter Look-up List Tab Only

a.“Conformant” means that a SOR has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included SORs were not necessarily Conformant for all or part of 2022 and may not continue to be Conformant for any future period.

b.“Active” means that the SOR is currently engaged in the RMAP but a conformance determination has yet to be made.

c.“Smelter Look-up List Tab Only” means that a SOR is listed on the Smelter Look-up list tab of the CMRT, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, SORs are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.

d.SOR status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by Maxeon.

e.Country location is the location of the SOR and is based solely on information made publicly available by the RMI, without independent verification by Maxeon.

Country of Origin Information

Maxeon has endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by requiring that the Suppliers provide it with completed CMRTs and through the other measures described in this Conflict Minerals Report. Where a SOR has been identified that is not Conformant, Maxeon or the Service Provider also has reviewed public information, to the extent available, to try to determine the mine or location of origin of the 3TG processed by the SOR.

The countries of origin of the 3TG processed by SORs listed above may have included countries listed below (as well as possibly other countries).

Angola*	Czech Republic	Italy	Namibia	Spain
Argentina	Djibouti	Ivory Coast	Netherlands	Suriname
Armenia	Democratic Republic of the Congo - Congo (Kinshasa)*	Japan	New Zealand	Sweden
Australia	Ecuador	Jersey	Niger	Switzerland
Austria	Egypt	Kazakhstan	Nigeria	Taiwan
Belarus	Estonia	Kenya	Papua New Guinea	Tajikistan
Belgium	Ethiopia	Korea, Republic of	Peru	Tanzania*
Bermuda	Finland	Kyrgyzstan	Philippines	Thailand
Bolivia	France	Laos	Poland	Turkey
Brazil	Germany	Luxembourg	Portugal	Uganda*
Burundi*	Ghana	Madagascar	Russian Federation	United Arab Emirates
Cambodia	Guinea	Malaysia	Rwanda*	United Kingdom
Canada	Guyana	Mali	Saudi Arabia	United States
Central African Republic*	Hungary	Mexico	Sierra Leone	Uzbekistan
Chile	India	Mongolia	Singapore	Viet Nam
China	Indonesia	Morocco	Slovakia	Zambia*
Colombia	Ireland	Mozambique	South Africa	Zimbabwe
Congo (Brazzaville)*	Israel	Myanmar	South Sudan*

* Represents a Covered Country.

The 3TG processed by the identified SORs also may have originated in whole or in part from recycled or scrap sources.

Due Diligence Improvement Measures

Maxeon will continue to further improve its due diligence measures for 2023 in order to mitigate the risk that the necessary 3TG in its in-scope products benefit armed groups by taking the following steps, among others:

a.Continue to alert suppliers when Maxeon obtains information that a 3TG SOR is believed to be irresponsibly sourcing 3TG.

b.Request that suppliers who have identified non-Conformant or high-risk SORs require their upstream suppliers to find alternative sources of 3TG or require certification of the SORs in their supply chains.

c.Review our 3TG compliance program for potential additional enhancements, in particular ways to enhance supplier engagement.

The foregoing steps are in addition to the steps that Maxeon took for 2022 described earlier in this Conflict Minerals Report.